Exhibit (a)(1)(E)

DYNEX CAPITAL, INC.

OFFER TO EXCHANGE FOR SENIOR NOTES UP TO:

345,579 SHARES OF SERIES A PREFERRED STOCK, $0.01 PAR VALUE PER SHARE

481,819 SHARES OF SERIES B PREFERRED STOCK, $0.01 PAR VALUE PER SHARE

479,512 SHARES OF SERIES C PREFERRED STOCK, $0.01 PAR VALUE PER SHARE

THE NOTE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON APRIL 30, 2004, UNLESS THE NOTE OFFER IS EXTENDED.

March 29, 2004

To Our Clients:

Enclosed for your consideration are the Offering Circular, dated March 29, 2004 (the “Offering Circular”), and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the “Note Offer” by Dynex Capital, Inc., a Virginia corporation (“Dynex Capital”), to purchase up to 345,579 shares of its Series A Preferred Stock; 481,819 shares of its Series B Preferred Stock and 479,512 shares of its Series C Preferred Stock, upon the terms and subject to the conditions set forth in its Offering Circular, and in the related Letter of Transmittal.

All shares properly tendered at or before the “Expiration Time” (as defined in the “The Note Offer -Expiration Time, Extensions, Termination and Amendments” section of the Offering Circular), and not properly withdrawn, will be exchanged as follows for Senior Notes by Dynex Capital upon the terms and subject to the conditions of the Note Offer, including the proration provisions thereof:

•	$27.84 in principal amount of Dynex Capital’s 9.50% Senior Notes due on the third anniversary of their issuance (collectively, the “Senior Notes” and each, a “Senior Note”) for each share of Series A Preferred Stock you tender, up to $9,620,000 in aggregate maximum principal amount of Senior Notes for all shares of Series A Preferred Stock tendered for Senior Notes in the Note Offer and up to an aggregate maximum of 345,579 shares of Series A Preferred Stock;

•	$28.42 in principal amount of the Senior Notes for each share of Series B Preferred Stock you tender, up to $13,693,000 in aggregate maximum principal amount of Senior Notes for all shares of Series B Preferred Stock tendered for Senior Notes in the Note Offer and up to an aggregate maximum of 481,819 shares of Series B Preferred Stock; and

•	$34.80 in principal amount of the Senior Notes for each share of Series C Preferred Stock you tender, up to $16,687,000 in aggregate maximum principal amount of Senior Notes for all shares of Series C Preferred Stock tendered for Senior Notes in the Note Offer and up to an aggregate maximum of 479,512 shares of Series C Preferred Stock.

The per share principal amount to be received for each share of Preferred Stock tendered in the Note Offer is equal to 116% of the original issue price of each share of Preferred Stock. The Senior Notes will be issued in book-entry form in denominations of $1,000 or integral multiples thereof. In cases where the aggregate consideration for shares of each series you tender (determined by multiplying the aggregate issue price of each share of your Preferred Stock by 116%) is not an even multiple of $1,000, you will receive cash for the amount in excess of the nearest lower $1,000 multiple not to exceed $999.99. For a more detailed description of the terms of the Senior Notes being offered, please see “Description of Senior Notes.”

Dynex Capital will accept up to an aggregate of 345,579 shares of Series A Preferred Stock, up to an aggregate of 481,819 shares of Series B Preferred Stock, and up to an aggregate of 479,512 shares of Series C Preferred Stock. This represents approximately 70% of the shares of each series of Dynex Capital’s Preferred Stock outstanding as of December 31, 2003. If the number of shares validly tendered and not properly withdrawn prior to the Expiration Time is less than or equal to an aggregate of 345,579 shares in the case of Series A Preferred Stock, less than or equal to an aggregate of 481,819 shares in the case of Series B Preferred Stock, or less than or equal to an aggregate of 479,512 shares in the case of Series C Preferred Stock (or such greater number of shares as Dynex Capital may elect to accept in accordance with the Note Offer), Dynex Capital will, upon the terms and subject to the conditions of the Note Offer, accept all shares of such series so tendered.

If more shares of any series of Preferred Stock are tendered than Dynex Capital is offering to acquire, Dynex Capital will accept shares of the series that are validly tendered and not properly withdrawn prior to the Expiration Time of the Note Offer on a pro-rata basis, disregarding fractions that arise as a result of pro-rationing, according to the number of shares of the series tendered by each holder of the series of Preferred Stock prior to the Expiration Time of the Note Offer. Thus, with respect to each oversubscribed series of Preferred Stock, Dynex Capital will accept from each holder tendering shares of the series that number of shares of the series equal to the total number of shares of the series tendered by the tendering holder multiplied by a fraction, the numerator of which is the total number of shares of the series sought by Dynex Capital in the Note Offer and the denominator of which is the total number of shares of the series tendered by all tendering holders. Notwithstanding the foregoing, Dynex Capital reserves the right, in its sole discretion, to elect to purchase any and all of the excess shares tendered; and so long as the excess number accepted by Dynex Capital does not exceed two percent (2%) of the issued and outstanding shares of the series of Preferred Stock, there will be no extension of the Note Offer period and no further notice to the stockholders will be required or given. If Dynex Capital elects to accept excess tendered shares of a series, but less than all of the tendered shares of a series, then the shares of the series tendered shall be accepted on a pro-rata basis, as described above.

A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE STOCKHOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the Note Offer.

Please note the following:

1.	The Note Offer is conditioned upon a minimum tender of shares of Preferred Stock that will result in the issuance of at least $10,000,000 in aggregate principal amount of Senior Notes. The Note Offer is also conditioned on completion of the Series D conversion and other general conditions described in the Offering Circular. See “The Note Offer – Conditions to the Note Offer.”

2.	The Note Offer, proration period and withdrawal rights will expire at 12:01 a.m., New York City time, on April 30, 2004, unless the Note Offer is extended.

3.	The Note Offer is for (i) 345,579 shares of Series A Preferred Stock, (ii) 481,819 shares of Series B Preferred Stock, and (iii) 479,512 shares of Series C Preferred Stock.

4.	Tendering stockholders will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offering Circular and the Letter of Transmittal, stock transfer taxes on Dynex Capital’s purchase of shares under the Note Offer.

5.	The board of directors of Dynex Capital has approved the Note Offer. However, neither Dynex Capital nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender.

6.	A separate Instruction Form is provided for the tendering of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Please select, complete, execute and submit the appropriate Instruction Form for the specific series of Dynex Capital Preferred Stock you are tendering.

If you wish to have us tender any or all of your shares of Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the appropriate Instruction Form for the series of Dynex Capital Preferred Stock you are tendering. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all such shares will be tendered unless otherwise indicated on the Instruction Form that you return to us.

YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME OF THE NOTE OFFER. THE NOTE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON APRIL 30, 2004, UNLESS THE NOTE OFFER IS EXTENDED.

The Note Offer is being made solely under the Offering Circular and the related Letter of Transmittal and is being made to all holders of shares of Dynex Capital Preferred Stock. The Note Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Note Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

WITH RESPECT TO THE OFFER TO EXCHANGE UP TO

345,579 SHARES OF SERIES A PREFERRED STOCK

OF DYNEX CAPITAL, INC.

FOR SENIOR NOTES

The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Note Offer”), in connection with the offer by Dynex Capital, Inc., a Virginia corporation (“Dynex Capital”), to purchase up to 345,579 shares of Series A Preferred Stock.

This will instruct you to tender to Dynex Capital the number of shares of Series A Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Series A Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Note Offer, including proration provisions described in the Offering Circular.

As set forth in “The Note Offer” section of the Offering Circular, you will tender the shares of Series A Preferred Stock for Senior Notes.

Aggregate number of shares of Series A Preferred Stock to be tendered by you for the account of the undersigned:                         *

I hereby tender the number of shares of Series A Preferred Stock set forth above for the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex Capital’s Offering Circular, dated March 29, 2004.

The Senior Notes will be issued in $1,000 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $1,000 denomination, I understand that you will receive cash consideration for the amount in excess of the nearest $1,000 denomination not to exceed $999.99.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE:

Please type or print name(s)

Date:                     , 2004

Area Code and Telephone Number:	______________________

Taxpayer Identification or Social Security Number:	______________________

*	Unless otherwise indicated, it will be assumed that you should tender all of the shares held by you for the undersigned’s account.

INSTRUCTION FORM

WITH RESPECT TO THE OFFER TO EXCHANGE UP TO

481,819 SHARES OF SERIES B PREFERRED STOCK

OF DYNEX CAPITAL, INC.

FOR SENIOR NOTES

The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Note Offer”), in connection with the offer by Dynex Capital, Inc., a Virginia corporation (“Dynex Capital”), to purchase up to 481,819 shares of Series B Preferred Stock.

This will instruct you to tender to Dynex Capital the number of shares of Series B Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Series B Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Note Offer, including proration provisions described in the Offering Circular.

As set forth in “The Note Offer” section of the Offering Circular, you will tender the shares of Series B Preferred Stock for Senior Notes.

Aggregate number of shares of Series B Preferred Stock to be tendered by you for the account of the undersigned:                         *

I hereby tender the number of shares of Series B Preferred Stock set forth above for the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex Capital’s Offering Circular, dated March 29, 2004.

The Senior Notes will be issued in $1,000 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $1,000 denomination, I understand that you will receive cash consideration for the amount in excess of the nearest $1,000 denomination not to exceed $999.99.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE:

Please type or print name(s)

Date:                     , 2004

Area Code and Telephone Number:	______________________

Taxpayer Identification or Social Security Number:	______________________

*	Unless otherwise indicated, it will be assumed that you should tender all of the shares held by you for the undersigned’s account.

INSTRUCTION FORM

WITH RESPECT TO THE OFFER TO EXCHANGE UP TO

479,512 SHARES OF SERIES C PREFERRED STOCK

OF DYNEX CAPITAL, INC.

FOR SENIOR NOTES

The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Note Offer”), in connection with the offer by Dynex Capital, Inc., a Virginia corporation (“Dynex Capital”), to purchase up to 479,512 shares of Series C Preferred Stock.

This will instruct you to tender to Dynex Capital the number of shares of Series C Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Series C Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Note Offer, including proration provisions described in the Offering Circular.

As set forth in “The Note Offer” section of the Offering Circular, you will tender the shares of Series C Preferred Stock for Senior Notes.

Aggregate number of shares of Series C Preferred Stock to be tendered by you for the account of the undersigned:                         *

I hereby tender the number of shares of Series C Preferred Stock set forth above for the Senior Notes, subject to proration and upon the terms and subject to the conditions set forth in Dynex Capital’s Offering Circular, dated March 29, 2004.

The Senior Notes will be issued in $1,000 denominations and any integral multiple thereof. In cases where the consideration for shares tendered is not divisible, in the aggregate, by the $1,000 denomination, I understand that you will receive cash consideration for the amount in excess of the nearest $1,000 denomination not to exceed $999.99.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE:

Please type or print name(s)

Date:                     , 2004

Area Code and Telephone Number:	______________________

Taxpayer Identification or Social Security Number:	______________________

*	Unless otherwise indicated, it will be assumed that you should tender all of the shares held by you for the undersigned’s account.